UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 5, 2023
Date of Report (date of earliest event reported)
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BUNGE LIMITED
(Exact name of registrant as specified in its charter)
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Bermuda (State or other jurisdiction of incorporation or organization)	001-16625 (Commission File Number)	98-0231912 (I.R.S. Employer Identification Number)
1391 Timberlake Manor Parkway Chesterfield, MO 63017
(Address of principal executive offices and zip code)
(314) 292-2000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.01 par value per share	BG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 - Submission of Matters to a Vote of Security Holders

As previously announced, Bunge Limited, an exempted company limited by shares incorporated under the laws of Bermuda (“Bunge”):

•intends to change the place of incorporation and residence of the parent company of the Bunge Group from Bermuda to Switzerland through a Bermuda law Scheme of Arrangement (the “Redomestication”); and

•entered into a Business Combination Agreement (the “Business Combination Agreement”) on June 13, 2023 with Viterra Limited, a private company limited by shares incorporated under the laws of Jersey (“Viterra”), Danelo Limited, a private company incorporated in Jersey (“Glencore”), CPPIB Monroe Canada, Inc., a company incorporated in Canada (“CPPIB”), Venus Investment Limited Partnership, a limited partnership formed under the laws of the Province of Manitoba, Canada (“BCI”), and Ocorian Limited, a private company incorporated in Jersey (collectively with Glencore, CPPIB and BCI, the “Sellers”), pursuant to which Bunge will acquire all of the issued and outstanding shares of Viterra from the Sellers (the “Acquisition”) and Bunge will issue approximately 65.6 million common shares, par value $0.01 per share, of Bunge (“Bunge Shares”) to the Sellers as a portion of the consideration for the Acquisition.

On October 5, 2023, Bunge held a virtual Extraordinary General Meeting of shareholders (the “Extraordinary General Meeting”) to vote on the proposals identified in Bunge’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on August 7, 2023, and mailed to Bunge’s shareholders on August 7, 2023, including approval for the Redomestication and the Acquisition.

As of August 3, 2023, the record date for the Extraordinary General Meeting, there were 150,642,387 Bunge Shares issued and outstanding. At the Extraordinary General Meeting, a total of 119,456,917 Bunge Shares were present in person or by proxy, representing 79.29% of the total number of shares outstanding and entitled to vote at the Extraordinary General Meeting and a quorum for all matters before the shareholders as required by Bunge’s Bye-laws.

The number of votes cast for and against, as well as abstention votes and broker non-votes, as applicable, with respect to each proposal presented at the Extraordinary General Meeting was as follows:

Proposal No. 1: Approval of the Redomestication

The shareholders approved the Redomestication as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
118,354,373	1,033,356	69,188	N/A

Proposal No. 2: Approval of the Acquisition

The shareholders approved the Acquisition, including the issuance of the Bunge Shares, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
117,850,138	1,251,315	355,464	N/A

Proposal No. 3: Approval to adjourn the Extraordinary General Meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the Extraordinary General Meeting to approve the Redomestication or the Acquisition

The shareholders approved the proposal to adjourn the Extraordinary General Meeting, if necessary, to continue to solicit additional proxies to approve the Redomestication or the Acquisition as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
108,845,175	10,436,270	175,472	N/A

However, because the proposals related to the Redomestication and the Acquisition were approved, the adjournment of the Extraordinary General Meeting was not necessary to continue to solicit additional proxies and, accordingly, the Extraordinary General Meeting was not adjourned.

The Redomestication to Switzerland remains subject to various conditions, including the approval of the Supreme Court of Bermuda, and is expected to be completed later this year, prior to completing the Acquisition. The closing of the Acquisition remains subject to customary closing conditions, including receipt of regulatory approvals.

Item 9.01 - Financial Statements and Exhibits
(d):     Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 5, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2023

BUNGE LIMITED

By:	/s/ Lisa Ware-Alexander
Name:	Lisa Ware-Alexander
Title:	Secretary